Exhibit 99.1

Exhibit 99.1 — Press Release dated August 8, 2003, reporting the results of operations of VantageMed Corporation for the second quarter of 2003

VantageMed Announces Second Quarter 2003 Results and Corporate Reorganization

RANCHO CORDOVA, Calif.—August 8, 2003—VantageMed Corporation (OTCBB: VMDC.OB) today announced financial results for the quarter and six months ended June 30, 2003.  Total revenue for the quarter ended June 30, 2003 was down slightly to $5.2 million from $5.3 million for each of the quarters ended March 31, 2003 and June 30, 2002.  Net loss for the quarter ended June 30, 2003 improved to ($726,000), or ($0.09) per basic and diluted share, from ($4.1) million, or ($0.49) per basic and diluted share, for the quarter ended June 30, 2002 and from ($965,000), or ($0.11) per basic and diluted share, for the quarter ended March 31, 2003.    Revenues for the six months ended June 30, 2003 were $10.6 million down slightly from $10.7 million for the six months ended June 30, 2002.   Net loss for the six month period ended June 30, 2003 was ($1.7) million, or ($0.20) per basic and diluted share, compared to ($6.3) million, or ($0.74) per basic and diluted share, for the six months ended June 30, 2002.

Net loss before interest, taxes, depreciation and amortization (EBITDA) totaled ($516,000) for the quarter ended June 30, 2003 compared to ($722,000) for the quarter ended March 31, 2003 and compared to ($3.8) million for the year ago quarter ended June 30, 2002.  EBITDA totaled ($1.2) million for the six months ended June 30, 2003 compared to ($5.7) million for the six months ended June 30, 2002.  We present EBITDA because we believe it provides an alternative measure by which to evaluate our performance.  EBITDA is not a measurement defined by GAAP and should not be considered an alternative to, or more meaningful than, information presented in accordance with GAAP.

We used $395,000 of cash for operations in the quarter ended June 30, 2003 compared to $93,000 used for operations in the quarter ended March 31, 2003 and $2.9 million used for operations for the quarter ended June 30, 2003.  We used $488,000 of cash for operations in the six months ended June 30, 2003 compared to $4.4 million used for operations in the six months ended June 30, 2002.  The decrease in cash used from the 2003 periods to the  2002 periods was primarily due to operating expense reductions as a result of the restructuring plan we implemented in 2002.

Richard M. Brooks, Chairman and Chief Executive Officer, said, “Phase one of our restructuring plan, initiated in June 2002, was aimed at substantially reducing our monthly cash usage and focusing on superior customer service and core product development.  We now enter a new phase where we will focus on revenue growth  through sales and marketing of our core products and services.  Our recent hiring of Ernie Chastain as our new VP Sales, with his prior success in this marketplace, is a key element in driving this growth.”

Philip Ranger, Chief Financial Officer, added, “The next phase of our turnaround will be focused on efficient delivery of quality services and products. We are finalizing the original roll-up of our acquired companies by reorganizing our operations along functional lines; this reorganization has resulted in the elimination of a limited number of non-sales positions.  Our cash and investment balances of $2.6 million should be  adequate to sustain our operations for the foreseeable future. ”

We will be hosting a conference call related to our second quarter 2003 earnings today, August 8, 2003 at 11:00 A.M. Eastern Time and will be broadcasting the call live over the Internet at http://www.firstcallevents.com/service/ajwz386512712gf12.html.

A direct link will also be available on our website at www.vantagemed.com and a playback of the call will be available on our website for 90 days.

VantageMed is a provider of healthcare information systems and services distributed to over 12,000 customer sites through a national network of regional offices. Our suite of software products and services automates administrative, financial, clinical and management functions for physicians, dentists, and other healthcare providers and provider organizations.

This press release may be deemed to contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements are made as of today’s date and we do not undertake any obligation to update forward-looking statements. You can identify such statements by our use of such words as “should”, “expect,” “will,” “intends,” and similar words and phrases which denote future events and which may depend on the future performance of the Company. Our assumptions underlying these statements are also “forward-looking” statements. Forward-looking statements are based on information and assumptions that are dynamic in nature and subject to rapid and sometimes abrupt changes. Our forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those stated or implied by the statements. These risks and uncertainties include risks related to our failure to improve our operating cash flow, the inability of our restructuring efforts to improve profitability and our inability to increase our revenues or to grow the sales of our products.  Our forward-looking statements are also subject to important risks and uncertainties detailed in our latest reports filed with the SEC and available on its website at www.sec.gov.

INVESTOR RELATIONS CONTACT:	MEDIA CONTACT:
VantageMed Corporation	VantageMed Corporation
Liesel Loesch	Jennifer Morgano
(916) 638-4744, ext. 213	(510) 536-6012
investor@vantagemed.com	jmorgano@vantagemed.com

VantageMed Corporation

Consolidated Statements of Operations

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	Jun. 30 2003	Mar. 31 2003	Jun. 30 2002	Jun. 30 2003	Jun 30 2002
Revenues:
Software and systemst and ele	$1,139	$1,220	$1,174	$2,359	$2,497
Customer supportmer suppor	2,890	2,913	2,973	5,803	5,918
Electronic services	1,199	1,205	1,135	2,404	2,253
Total revenues	5,228	5,338	5,282	10,566	10,668

Cost of revenues:
Software and systems	533	520	393	1,053	829
Customer support	1,724	1,830	1,977	3,554	3,900
Electronic services	790	820	741	1,610	1,495
Total cost of revenues	3,047	3,170	3,111	6,217	6,224

Total gross margin	2,181	2,168	2,171	4,349	4,444

Operating expenses:
Selling, general and administrative	2,087	2,243	3,751	4,330	6,702
Product development	607	537	878	1,144	2,020
Depreciation and amortization	220	242	319	462	644
Stock-based compensation	3	2	—	5	—
Restructuring charges	—	108	1,379	108	1,379
Total operating costs and expenses	2,917	3,132	6,327	6,049	10,745
Loss from operations	(736)	(964)	(4,156)	(1,700)	(6,301)
Interest and other income (expense):
Interest income	30	25	57	55	115
Interest and other expense	(20)	(26)	(50)	(46)	(84)
Total interest and other income (expense), net	10	(1)	7	9	31
Net loss	$(726)	$(965)	$(4,149)	$(1,691)	$(6,270)
Basic and diluted net loss per share	$(0.09)	$(0.11)	$(0.49)	$(0.20)	$(0.74)
Weighted-average shares-basic and diluted	8,468	8,474	8,487	8,471	8,512

Reconciliation — GAAP net loss to EBITDA:
GAAP net loss	$(726)	$(965)	$(4,149)	$(1,691)	$(6,270)
Depreciation and amortization	220	242	319	462	644
Interest (income) expense, net	(10)	1	(7)	(9)	(31)
EBITDA	$(516)	$(722)	$(3,837)	$(1,238)	$(5,657)

VantageMed Corporation

Consolidated Statements Of Cash Flows

(In Thousands)

(Unaudited)

	Six Months Ended June 30,
	2003	2002
Cash flows from operating activities:
Net loss	$(1,691)	$(6,270)
Adjustments to reconcile net loss to net cash used for operating activities —
Depreciation and amortization	462	644
Loss on disposal of property, plant and equipment	—	103
Bad debt expense	—	24
Stock-based compensation	5	—
Changes in assets and liabilities —
Accounts receivable	510	417
Inventories	(168)	(31)
Prepaid expenses and other	33	106
Accounts payable and accrued liabilities	218	596
Customer deposits and deferred revenue	143	(18)
Net cash used for operating activities	(488)	(4,429)
Cash flows from investing activities:
Purchases of property and equipment	(145)	(66)
Proceeds from maturity of investments	1,256	3,579
Repayment of notes receivable	20	73
Net cash provided by investing activities	1,131	3,586
Cash flows from financing activities:
Principal payments on long-term debt	(256)	(240)
Net cash used for financing activities	(256)	(240)
Net increase (decrease) in cash and cash equivalents	387	(1,083)
Cash and cash equivalents, beginning of period	1,440	2,792
Cash and cash equivalents, end of period	$1,827	$1,709

VantageMed Corporation

Consolidated Balance Sheets

(In Thousands, Except Share And Per Share Amounts)

(Unaudited)

	June 30, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$1,827	$1,440
Short-term investments	—	1,242
Accounts receivable, net of allowance of $79 and $171, respectively	1,402	1,912
Current portion of notes receivable	66	81
Inventories, net	378	210
Prepaid expenses and other	537	354
Total current assets	4,210	5,239
Long-term investments	792	804
Notes receivable, net of current portion	—	5
Property and equipment, net	543	655
Other assets	22	—
Intangibles, net	3,056	3,261
Total assets	$8,623	$9,964

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$638	$499
Accounts payable	1,164	829
Accrued liabilities	2,132	2,248
Customer deposits and deferred revenue	2,899	2,756
Total current liabilities	6,833	6,332
Long-term debt, net of current portion	365	555
Total liabilities	7,198	6,887

Stockholders’ equity:
Common stock, $0.001 par value, 20,000,000 shares authorized; 8,410,281 and 8,473,999 shares issued and outstanding in 2003 and 2002	8	8
Additional paid-in capital	72,549	72,511
Accumulated other comprehensive income	30	28
Accumulated deficit	(71,162)	(69,470)
Total stockholders’ equity	1,425	3,077
Total liabilities and stockholders’ equity	$8,623	$9,964